As filed with the Securities and Exchange Commission on November 21, 1996

                                                    Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        CORRECTIONAL SERVICES CORPORATION
             (Exact name of registrant as specified in its charter)

            Delaware                                             11-3182580
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                          1819 Main Street, Suite 1000
                             Sarasota, Florida 34236
                                 (941) 953-9199

          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                               SIDNEY TODRES, ESQ.
                          Epstein Becker & Green, P.C.
                                 250 Park Avenue
                            New York, New York 10177
                                 (212) 351-4735

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

        Approximate date of proposed commencement of sale to the public:
   As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |x|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _____________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _____________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                 CALCULATION OF REGISTRATION FEE
===============================================================================================
                                               Proposed          Proposed
                                               Maximum            Maximum           Amount of
Title of Securities            Amount       Offering Price       Aggregate         Registration
  Being Registered        Being Regitered    Per Share(1)    Offering Price(1)         Fee
-----------------------------------------------------------------------------------------------
Warrants to purchase
  Common Stock
Common Stock, $.01 par
  value, issuable upon        109,373            $13.50          $1,476,536            $447
  exercise of Warrants
-----------------------------------------------------------------------------------------------
Warrants to purchase
  Common Stock
Common Stock, $.01 par
  value, issuable upon         59,681            $13.50           $ 805,694            $244
  exercise of Warrants
-----------------------------------------------------------------------------------------------
                              Total...............................................     $691
===============================================================================================

(1) Estimated solely for the purpose of calculating the registration fee based on the average of the high and low sale prices of the Common Stock on The Nasdaq Stock Market's National Market on November 15, 1996, pursuant to Rule 457(g).

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                              Subject to Completion
                 Preliminary Prospectus Dated November 21, 1996

PROSPECTUS

                CORRECTIONAL SERVICES CORPORATION (formerly Esmor
                          Correctional Services, Inc.)

                    109,373 Warrants to Purchase Common Stock
                    59,681 Warrants to Purchase Common Stock
                         169,054 Shares of Common Stock
                                ($.01 par value)

                                  -------------

     The 109,373 warrants (the "IPO Warrants"), the 59,681 warrants (the "Placement Warrants" and, together with the IPO Warrants, the "Underwriter Warrants") and/or the 169,054 shares of Common Stock issuable to the holders of the Underwriter Warrants upon exercise thereof (the "Shares") to which this Prospectus relates may be sold by the selling securityholders named herein (the "Selling Securityholders") from time to time in transactions on The Nasdaq National Stock Market's National Market ("The Nasdaq Stock Market") at prices then prevailing, or in negotiated transactions at negotiated prices, or a combination thereof. See "Selling Securityholders" and "Plan of Distribution." The IPO Warrants entitle the holders thereof to purchase an aggregate of 109,373 shares of Common Stock at $5.43 per share through February 9, 1997, at $5.77 per share thereafter and through February 9, 1998 and at $6.10 per share thereafter and through February 9, 1999, the expiration date of the IPO Warrants. The Placement Warrants entitle the holders thereof to purchase 59,681 shares of Common Stock at $10.00 per share through September 15, 2000, the expiration date of the Placement Warrants. See "Description of Securities - Warrants." The Company will not receive any proceeds from the sale by the Selling Securityholders of the Underwriter Warrants and/or the Shares.

     Prior to this offering, there has been no public market for the Underwriter Warrants and no such market is anticipated to develop. The Common Stock and the Company's Series A Warrants are traded on The Nasdaq Stock Market under the symbols "CSCQ" and "CSCQW", respectively. The closing sale price of the Common Stock on November 20, 1996 and the Series A Warrants on November 18, 1996, as reported by The Nasdaq Stock Market, was $13.00 per share and $7.00 per Series A Warrant.

                                  -------------

     See "Risk Factors" for a discussion of certain factors that should be considered by prospective purchasers of the Underwriter Warrants and/or the Shares offered hereby.

                                  -------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
               OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                    ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                       ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                                  -------------


            The date of this Prospectus is ___________________, 1996

     No dealer, salesman, or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering herein contained and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the facts herein set forth since the date hereof.

                                  -------------

                              AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such material may be inspected and copies made at the regional offices of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago Illinois 60661-2511. This material may also be inspected and copies made at and, upon written request copies obtained at prescribed rates from, the Public Reference Section of the Commission at Room 1024 at its principal office, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. This material may also be accessed through the EDGAR terminals in the Commission's Public Reference Rooms in Washington, Chicago and New York or through the World Wide Web at http://www.sec.gov.

                       DOCUMENTS INCORPORATED BY REFERENCE

     The Company's (i) Annual Report on Form 10-KSB (as amended) for the fiscal year ended December 31, 1995, (ii) Quarterly Reports on Form 10-QSB (as amended) for the periods ended March 31, 1996, June 30, 1996 and September 30, 1996,
(iii) Proxy Statement relating to the 1996 Annual Meeting of Stockholders held on May 20, 1996, (iv) Information Statement relating to the August 1996 amendment of the Company's Certificate of Incorporation, (v) Report on Form 10-C relating to the August 1996 change in name of the Company from Esmor Correctional Services, Inc. to Correctional Services Corporation, and (vi) Reports on Form 10-C relating to the increase in number of shares of Common Stock outstanding resulting from the issuances by the Company of 2,070,000 and 367,500 shares of Common Stock on September 17, 1996 and October 16, 1996, respectively, are incorporated in and made a constituent part of this Prospectus by reference. All reports and proxy statements filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and prior to termination of the offering of the Underwriter Warrants and/or Shares shall likewise be deemed incorporated herein and made a constituent part hereof by reference from their respective dates of filing.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Upon oral or written request, the Company will provide without charge a copy of any document incorporated in this Prospectus by reference, exclusive of exhibits, to each person to whom this Prospectus is delivered. Requests for such documents should be directed to the Secretary of the Company, Suite 1000, 1819 Main Street, Sarasota, Florida 34236 (telephone no. 941-953-9199).

                                   THE COMPANY

     Correctional Services Corporation (herein with its subsidiaries, the "Company") is a leading developer and manager of privatized correctional and detention facilities in the United States. Through its three divisions, Adult, Juvenile and Community Corrections, the Company provides a diverse range of services to local, state and federal governmental correctional agencies. The Company currently has agreements to operate 17 correctional and detention facilities in New York, Florida, Arizona, Texas and the State of Washington with a total of 3,111 beds. The facilities managed are both secure and non-secure. The Company's secure facilities include a detention and processing center for illegal aliens, an adult prison, intermediate sanction facilities, driving while intoxicated facilities, and military-style boot camps for juvenile offenders. Its non-secure facilities include residential programs, such as community correctional facilities for federal and state offenders serving the last six months of their sentences, and non-residential supervision programs.

     The Company was incorporated under the laws of the State of Delaware on October 28, 1993 to acquire all of the outstanding capital stock of a number of affiliated companies engaged in operating corrections or detention facilities. The Company's executive offices are located at Suite 1000, 1819 Main St., Sarasota, Florida 34236 (telephone no. 941-953-9199).

Recent Events

     In September and October 1996, the Company sold an aggregate of 2,437,500 shares of Common Stock and certain of its stockholders sold 380,000 shares of Common Stock pursuant to an underwritten public offering registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The net proceeds to the Company from such offering of approximately $30.8 million are anticipated to be used to finance construction, start-up and related costs of an Arizona and a Texas facility and the start-up costs of two Florida facilities, to repay bank indebtedness and for general corporate purposes.

                                  RISK FACTORS

     An investment in the Underwriter Warrants or the Shares offered hereby involves a high degree of risk. Prospective investors should consider carefully the following risk factors, in addition to the other information set forth in this Prospectus, in evaluating an investment in the securities offered hereby.

Risks Associated With Internal Expansion

     The Company's growth is generally dependent upon its ability to obtain contracts to develop and manage new correctional and detention facilities. The rate of such development depends on a number of factors, including crime rates and sentencing patterns in various jurisdictions and the Company's ability to integrate new facilities into its management structure. Certain jurisdictions recently have required the successful bidders to make a significant capital investment in connection with the financing of a particular project, a trend which will require the Company to have sufficient capital resources in order to compete effectively. In some cases, the Company may determine to construct and own a facility without a contract award when it believes there is a significant shortage of beds and a strong likelihood it will be awarded a contract; however, there can be no assurance that any contract will, in fact, be awarded. Further, there can be no assurance that the Company will be able to obtain contracts to construct and/or manage new facilities or retain existing contracts upon their expiration.

Risks Associated with Acquisitions

     The Company intends to grow thorough internal expansion and through selective acquisitions. There can be no assurance that the Company will be able to identify, acquire or profitably manage acquired operations or that operations acquired will be profitable or achieve levels of profitability that justify the related investment. Acquisitions involve a number of special risks, including possible adverse short-term effects on the Company's operating results, diversion of management's attention from existing business, dependence on retaining, hiring and training key personnel, risks associated with unanticipated problems or legal liabilities, and amortization of acquired intangible assets, any of which could have a material adverse effect on the Company's financial condition, results of operations and liquidity.

Resistance to Privatization of Correctional and Detention Facilities

     Management of correctional and detention facilities by private entities is a relatively new concept and has not achieved complete acceptance by either governments or the public. The movement toward privatization of correctional and detention facilities has also encountered resistance from certain groups, such as labor unions, local sheriff's departments, and groups that believe that correctional and detention facilities should be operated only by governmental agencies. In addition, changes in the dominant political party in any market in which the Company operates could result in significant changes to the previous acceptance of privatization in such market. Further, some sectors of the federal government and some state and local governments are not legally permitted to delegate their traditional management responsibilities for correctional and detention facilities to private companies.

Opposition to Facility Location

     The Company's success in opening new facilities is dependent in part upon its ability to obtain facility sites that can be leased or acquired on economically favorable terms. Some locations may be in or near populous areas and, therefore, may generate legal action or other forms of opposition from residents in areas surrounding a proposed site. Certain facilities are already located in or adjacent to such areas and, in one instance, the Company abandoned its plans to expand a facility after consulting with community leaders who raised concerns about the expansion. There can be no assurance the Company will be able to open new facilities or expand existing facilities in any particular location.

Construction Risks

     When the Company is engaged to perform design and construction services for a facility, the Company typically acts as the primary contractor and subcontracts with other parties who act as the general contractors. As primary contractor, the Company is subject to the various risks of construction including, without limitation, shortages of labor and materials, work stoppages, labor disputes and weather interference. The Company is also subject to the risk that the general contractor will be unable to complete construction at the budgeted costs or be unable to fund any excess construction costs. Under such contracts, the Company is ultimately liable for all late delivery penalties and cost overruns.

Short-Term Contracts

     The Company's facility management contracts are typically short-term, ranging from one to three years, with renewal or extension options in favor of the contracting governmental agency. The Company has two contracts subject to renewal in 1996, and there can be no assurance that these or any other contract will be renewed. Additionally, the contracting governmental agency typically may terminate a facility contract without cause by giving the Company adequate written notice. The Company customarily incurs significant development and start-up costs in opening new facilities and the termination or non-renewal of a contract would require an immediate write-off of any unamortized costs associated with the contract, and could have a material adverse effect upon the Company's financial condition, results of operations and liquidity.

Contracts Subject to Governmental Funding

     The Company's facility management contracts are subject to either annual or bi-annual governmental appropriations. A failure by a governmental agency to receive such appropriations could result in termination of the contract by such agency or a reduction of the management fee payable to the Company. In addition, even if funds are appropriated, delays in payments may occur which could have a material adverse effect on the Company's financial condition, results of operations and liquidity.

Uncertain Occupancy Level

     The Company is dependent upon the governmental agency with which it has a management contract to provide inmates for, and maintain the occupancy level of, the managed facility. A substantial portion of the Company's revenues is generated under facilities management contracts that specify a net rate per day per inmate ("per diem rate"), with no minimum guaranteed occupancy levels, whereas most of the Company's facilities' cost structures are relatively fixed. Under such a per diem rate structure, a decrease in occupancy levels may have a material adverse effect on the Company's financial condition, results of operations and liquidity.

Facility Lease Liability

     The Company currently leases five of the facilities that it manages. If a management contract for a leased facility were terminated, the Company would continue to be obligated to make lease payments until the lease expires.

Impact of Disturbance

     An escape, riot or other disturbance at one of the Company's facilities could have a material adverse effect on the Company's financial condition, results of operations and liquidity. As a result of a disturbance on June 18, 1995 by detainees at the Company's Elizabeth, New Jersey facility which required local police intervention, the facility was closed and all detainees were moved by the Immigration and Naturalization Service (the "INS") to public detention facilities. The disturbance received extensive media coverage which reported the detainees' allegations of poor conditions and treatment and long delays prior to their immigration hearings. The adverse publicity generated as a result of the 1995 disturbance could have a material adverse effect on the Company's ability to obtain future contracts. However, in October 1995, the INS renewed the Company's contract to manage an INS detention center in Seattle, Washington. Thereafter, the Company signed a contract to manage a 100-bed facility in Eagle Lake, Texas, was selected to own and manage a 600- bed adult prison in Florence, Arizona, was re-awarded a contract to manage the 76-bed facility in Del Valle, Texas and signed contracts to manage a 96-bed facility in Killeen, Texas, a 200-bed jail in Gollup, New Mexico and a 40-bed community correctional facility in the Bronx, New York.

     In December 1995, the Company entered into an agreement to sell the assets of the Elizabeth, New Jersey facility to an unaffiliated company that also manages and operates detention centers. The closure of the facility and the subsequent sale of assets resulted in charges to operations during 1995 of $3,909,700, consisting of $416,201 to write-off the deferred development costs and $3,493,499 to adjust the carrying value of the related assets. Following approval by the INS of the transfer of the facility lease and management contract, the sale closed in June 1996.

Potential Legal Liability

     The Company's management of correctional and detention facilities exposes it to potential third party claims or litigation by prisoners or other persons for personal injury, property damage, or other damages, including damages arising from a prisoner's escape or from a disturbance or riot at a Company-managed facility. Currently, the Company is subject to actions initiated by former employees, inmates and detainees alleging assault, sexual harassment, personal injury, property damage, and other injuries. In addition, the Company's management contracts generally require the Company to indemnify the governmental agency against any damages to which the governmental agency may be subject in connection with such claims or litigation. The Company maintains an insurance program that provides coverage for certain liability risks faced by the Company, including personal injury, bodily injury, death or property damage to a third party where the Company is found to be negligent. There can be no assurance, however, that the Company's insurance will be adequate to cover potential third-party claims. In addition the Company is unable to secure insurance for some unique business risks including, but not limited to, riot and civil commotion or the acts of an escaped offender.

Regulation

     The industry in which the Company operates is subject to a variety of federal, state and local regulations, including education, health care and safety regulations, which are administered by various regulatory authorities. The Company's contracts typically include extensive reporting requirements and supervision and on-site monitoring by representatives of the contracting governmental agencies. Corrections officers customarily are required to meet certain training standards and, in some instances, facility personnel are required to be licensed and subject to background investigation. Certain jurisdictions also require the Company to award subcontracts on a competitive basis or to subcontract with businesses owned by members of minority groups. The failure to comply with any applicable laws, rules or regulations and the loss of any required license could have a material adverse effect on the Company's financial condition, results of operations and liquidity. Further, current and future operations of the Company may be subject to additional regulation as a result of new statutes and regulations or changes in the manner in which existing statutes and regulations are or may be interpreted or applied, which could have a material adverse effect on the Company's financial condition, results of operations and liquidity.

Competition

     The Company competes on the basis of cost, quality and range of services offered, its experience in managing facilities, the reputation of its personnel and its ability to design, finance and construct new facilities. Some of the Company's competitors have greater resources than the Company. There are few barriers for companies seeking to enter into the management of correctional or detention facilities. The Company also competes in some markets with local companies that may have a better understanding of local conditions and a better ability to gain political and public acceptance. In addition, the Company's Community Corrections and Juvenile Divisions compete with governmental and not-for-profit entities.

Dependence Upon Executive Officers and Other Key Employees

     The continued success of the Company is dependent to a significant degree upon retaining its executive officers, the loss or unavailability of any of whom could have an adverse effect on the Company. In addition, the private correctional services industry has a high turnover rate for facility operational employees and the Company's ability to retain existing contracts and obtain new contracts is in part dependent upon its ability to hire and retain operational employees.

Operating Loss

     For the year ended December 31, 1995, the Company incurred an operating loss of $2,027,689 as a result of a charge to operations of $3,909,700 resulting from the closure of the Elizabeth, New Jersey facility. Since such date, the Company realized an operating profit of $775,523 for the nine months ended September 30, 1996.

Indebtedness

     At September 30, 1996, the Company had total indebtedness of $3,912,680. Additional indebtedness may be incurred thereafter to fund the construction and ownership of correctional facilities. Interest payments on indebtedness are a charge against the Company's earnings and repayments of indebtedness adversely affect its cash flow and liquidity.

Anti-Takeover Provisions

     The ability of the Board of Directors to establish the terms and provisions of different series of preferred stock and the business combination provisions of the Delaware General Corporation Law may discourage unsolicited takeover bids by third parties. See "Description of Securities."

Affiliated Transactions

     Prior to its initial public offering in February 1994, the Company entered into leases and engaged in transactions with officers, directors and principal stockholders and/or their affiliates which were not negotiated at arm's length; two of such leases are still in effect providing for aggregate monthly payments by the Company to the affiliated entities of approximately $90,000, inclusive of real estate taxes and other charges with respect to one of the leases, plus such charges with respect to the second. Since its initial public offering, the Company has followed a policy that any such transactions must be approved by a majority of the unaffiliated members of the Board of Directors and be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

Control by Management

     Executive officers and directors of the Company and their immediate families own approximately 19% of the shares of the Common Stock outstanding and may thereby have significant influence on stockholder actions.

No Cash Dividends

     The Company does not anticipate paying cash dividends on its Common Stock in the foreseeable future; in any event, the payment of any such dividends is restricted under the Company's bank loan agreement.

                                 USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the Underwriter Warrants and/or the Shares being offered hereby by the Selling Securityholders. The proceeds to the Company from exercise of the Underwriter Warrants will be added to the Company's working capital and will be available for general corporate purposes.

                             SELLING SECURITYHOLDERS

     The following table sets forth certain information with respect to the Common Stock owned, and the Underwriter Warrants and the Shares being offered hereby, by the Selling Securityholders:

                                                  Underwriter
                                 Common Stock      Warrants        Common Stock
                                 Beneficially       and/or         Beneficially
                                  Owned Prior       Shares            Owned
               Name               to Offering    Being Offered    After Offering
               ----               -----------    -------------    --------------

Janney Montgomery Scott Inc.(1)     93,463          93,463              --
William J. Barrett(2)              128,817          32,343            96,474
Herbert M. Gardner(3)               60,576          32,342            28,234
Ira M. Cotler(4)                    50,701          10,906            39,795
================================================================================

(1) Managing underwriter of the Company's initial public offering in February 1994 and placement agent for the Company's September 1995 private placements. Ownership reflected consists of 58,623 IPO Warrants and 34,840 Placement Warrants. Does not include securities held on behalf of clients.

(2) Senior Vice President of Janney Montgomery Scott Inc. and director of the Company from May 1994 through June 1996. Ownership reflected consists of 8,325 shares of Common Stock and 7,700 Series A Warrants owned by spouse, as to which Mr. Barrett disclaims beneficial ownership, 11,718 shares of Common Stock and 38,500 Series A Warrants owned by Mr. Barrett's individual retirement account, 30,231 shares of Common Stock owned by Mr. Barrett's KEOGH account, 22,422 IPO Warrants and 9,921 Placement Warrants.

(3) Senior Vice President of Janney Montgomery Scott Inc. Ownership reflected consists of 1,468 shares of Common Stock and 2,080 Series A Warrants owned by spouse, as to which Mr. Gardner disclaims beneficial ownership, 7,256 shares of Common Stock and 4,700 Series A Warrants owned by Mr. Gardner's individual retirement account, 6,562 shares of Common Stock and 4,700 Series A Warrants owned by Mr. Gardner's KEOGH account, 1,468 shares of Common Stock, 22,422 IPO Warrants and 9,920 Placement Warrants.

(4) Executive Vice President-Finance of the Company since March 1996. Ownership reflected consists of 2,612 shares of Common Stock owned by spouse, as to which Mr. Cotler disclaims beneficial ownership, options to purchase 33,333 shares of Common Stock, 3,850 Series A Warrants, 5,906 IPO Warrants and 5,000 Placement Warrants. Does not include options to purchase 66,667 shares of Common Stock not exercisable within 60 days.

     The Underwriter Warrants were issued as compensation for services rendered in connection with the Company's initial public offering in February 1994 and the Company's private placements in September 1995. As part of such transactions, the Company agreed to register the Underwriter Warrants and the Shares under the Securities Act at the Company's expense to enable each Selling Securityholder to publicly sell the Underwriter Warrants and/or Shares. See "Description of Securities - Warrants."

                            DESCRIPTION OF SECURITIES

     The Company is authorized to issue 30,000,000 shares of Common Stock, par value $.01 per share, and 1,000,000 shares of Preferred Stock, par value $.01 per share.

Common Stock

     The holders of Common Stock are entitled to one vote per share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that holders of more than 50% of the shares voted for the election of directors can elect all of the directors. The holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors from sources available therefor. In the event of liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of Common Stock are entitled to share ratably in the assets of the Company available for distribution to stockholders after payment of liabilities and after provision for each class of stock, if any, having preference over the Common Stock. Holders of Common Stock have no preemptive rights. All outstanding shares are, and all shares to be sold and issued as contemplated hereby will be, fully paid and non-assessable and legally issued. The Board of Directors is authorized to issue additional shares of Common Stock within the limits authorized by the Company's charter and without stockholder action.

Preferred Stock

     The Preferred Stock may be issued from time to time without stockholder approval in one or more classes or series, and the Board of Directors is authorized to fix the dividend rights, dividend rates, any conversion rights or rights of exchange, any voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, the liquidation preferences and any other rights, preferences, privileges and restrictions of any class or series of Preferred Stock, the number of shares constituting such class or series and the designation thereof. The shares of any class or series of Preferred Stock need not be identical. Depending upon the rights of such Preferred Stock, the issuance of Preferred Stock could have an adverse effect on holders of Common Stock by delaying or preventing a change in control of the Company, making removal of the present management more difficult or resulting in restrictions upon the payment of dividends and other distributions to the holders of Common Stock. There are currently no shares of Preferred Stock outstanding.

Warrants

     Series A Warrants

     Each Series A Warrant entitles the registered holder to purchase one share of Common Stock at $7.75 per share at any time through July 1, 1999, the expiration date of the Series A Warrants, subject to adjustment in the event of a stock split, recapitalization, stock dividend, combination, consolidation or certain sales or issuances of Common Stock at less than market value. At November 1, 1996, there were Series A Warrants outstanding to purchase 655,871 shares of Common Stock.

     Underwriter Warrants

     Each IPO Warrant entitles the registered holder to purchase one share of Common Stock at $5.43 per share through February 9, 1997, at $5.77 per share thereafter and through February 9, 1998 and at $6.10 per share thereafter and through February 9, 1999, the expiration date of the IPO Warrants (after giving effect to the Company's 5% stock dividend and five-for-four stock split), subject to further adjustment in the event of a stock split, recapitalization, stock dividend, combination, consolidation or certain sales or issuances of Common Stock at less than market value. At November 1, 1996, there were IPO Warrants outstanding to purchase 109,373 shares of Common Stock. See "Selling Securityholders."

     Each Placement Warrant entitles the registered holder to purchase one share of Common Stock at $10.00 per share at any time through September 15, 2000, the expiration date of the Placement Warrants, subject to adjustment in the event of a stock split, recapitalization, stock dividend, combination, consolidation or certain sales or issuances of Common Stock at less than market value. At November 1, 1996, there were Placement Warrants outstanding to purchase 59,681 shares of Common Stock. See "Selling Securityholders."

Transfer Agent and Warrant Agent

     The transfer agent for the Common Stock and the warrant agent for the Series A Warrants is American Stock Transfer & Trust Co., New York, New York. There is no warrant agent for the IPO Warrants or the Placement Warrants.

                              PLAN OF DISTRIBUTION

     The Selling Securityholders may sell the Underwriter Warrants and the Shares from time to time through dealers or brokers in transactions on The Nasdaq Stock Market at prices then prevailing, or directly to one or more purchasers in negotiated transactions at negotiated prices, or in a combination thereof. The Selling Securityholders and any dealers or brokers that participate in such distribution may be deemed "underwriters" within the meaning of the Securities Act and any commissions or discounts received by any such dealer or broker may be deemed "underwriting compensation".

     The cost of registering the Underwriter Warrants and the Shares under the Securities Act will be paid by the Company.

                                  LEGAL MATTERS

     The validity of the Underwriter Warrants and the Shares offered hereby is being passed upon for the Company by Epstein Becker & Green, P.C., New York, New York. Stuart M. Gerson, a director of the Company, is a member of Epstein Becker & Green, P.C. and members of the firm own, directly and indirectly, $195,000 of the Company's 10% subordinated promissory notes, 3,400 shares of Common Stock and Series A Warrants and options to purchase 65,615 shares of Common Stock.

                                     EXPERTS

     The financial statements incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995 have been audited by Grant Thornton LLP, independent certified public accountants, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The estimated expenses of this offering, all of which are to be paid by the Company, are as follows:

            S.E.C. Registration Fee.............................   $    691

            Accounting Fees.....................................      2,000

            Printing and Engraving..............................      1,000

            Legal Fees and Expenses.............................     15,000

            Miscellaneous.......................................      1,309
                                                                   --------

                  Total.........................................   $ 20,000
                                                                   ========

Item 15.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law grants corporations the power to indemnify their directors, officers, employees and agents in accordance with the provisions thereof. Article Tenth of Registrant's Certificate of Incorporation and Paragraph 11.6(a) of its By-Laws provide for indemnification of Registrant's directors, officers, agents and employees to the fullest extent permissible under Section 145 of the Delaware General Corporation Law. Registrant presently maintains directors' and officers' liability insurance coverage with an aggregate policy limit of $5,000,000 for each policy year.

Item 16.  Exhibits.

    *4.2    -  Form of IPO Warrant.

   **4.5    -  Form of Placement Warrant.

     5      -  Opinion by Epstein Becker & Green, P.C.

    23.1    -  Consent of Grant Thornton LLP.

    23.2    -  Consent of Epstein Becker & Green, P.C. (included in Exhibit 5).

    24      -  Power of Attorney (included as part of Signature Page).

--------
* Incorporated by reference to the exhibit of corresponding number filed with the Company's Registration Statement on Form SB-2 (Registration No. 33-71314-NY)
** Incorporated by reference to the exhibit of corresponding number filed with the Company's Registration Statement on Form S-1 (Registration No. 333-6457)

Item 17.  Undertakings.

     The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
          Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of its Certificate of Incorporation, its By-Laws, the Delaware General Corporation Law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                      POWER OF ATTORNEY TO SIGN AMENDMENTS

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint James F. Slattery and Ira M. Cotler, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.


                                     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sarasota, State of Florida, on the 20th day of November 1996.

                                       CORRECTIONAL SERVICES CORPORATION



                                       By: /s/ James F. Slattery
                                           ---------------------------------
                                              James F. Slattery
                                                  President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

        Signature                         Title                     Date
        ---------                         -----                     ----


/s/ James F. Slattery         President (Principal Executive   November 20, 1996
--------------------------    Officer) and Director
    James F. Slattery


/s/ Aaron Speisman            Vice President, Secretary and    November 20, 1996
--------------------------    Director
    Aaron Speisman


/s/ Lee Levinson              Chief Financial Officer          November 20, 1996
--------------------------    (Principal Financial and
    Lee Levinson              Accounting Officer)


/s/ Raymond S. Evans          Director                         November 20, 1996
------------------------
    Raymond S. Evans


/s/ Shimmie Horn              Director                         November 20, 1996
------------------------
    Shimmie Horn

        Signature                         Title                     Date
        ---------                         -----                     ----


/s/ Stuart M. Gerson          Director                         November 20, 1996
------------------------
    Stuart M. Gerson


/s/ Melvin T. Stith           Director                         November 20, 1996
------------------------
    Melvin T. Stith


/s/ Richard P. Staley         Director                         November 20, 1996
------------------------
    Richard P. Staley

                                  Exhibit Index
                                  -------------


    *4.2    -   Form of IPO Warrant.

   **4.5    -   Form of Placement Warrant.

     5      -   Opinion by Epstein Becker & Green, P.C.

    23.1    -   Consent of Grant Thornton LLP.

    23.2    -   Consent of Epstein Becker & Green, P.C. (included in Exhibit 5).

    24      -   Power of attorney (included as part of Signature Page).


----------
     * Incorporated by reference to the exhibit of corresponding number filed with the Company's Registration Statement on Form SB-2 (Registration No. 33-71314-NY)

     ** Incorporated by reference to the exhibit of corresponding number filed with the Company's Registration Statement on Form S-1 (Registration No. 333-6457)